Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
We consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 for the Cortland Savings and Banking 401(k) Plan and Form S-3 for the Cortland Bancorp Dividend Reinvestment Plan of our report dated February 29, 2008, with respect to the consolidated statements of income, stockholders’ equity, and cash flows of Cortland Bancorp for the year ended December 31, 2007, included in this Annual Report on Form 10-K of Cortland Bancorp for the year ended December 31, 2009.

/s/ Packer Thomas
Packer Thomas

Youngstown, Ohio
March 17, 2010

Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
The Board of Directors
Cortland Bancorp
We consent to the incorporation by reference in the Registration Statement No. 333-52831 on Form S-8 for the Cortland Savings and Banking Company 401(k) Plan and the Registration Statement No. 333-52823 on Form S-3 for the Cortland Bancorp Dividend Reinvestment Plan of our report dated March 29, 2010, relating to our audit of the consolidated financial statements, which appear in the Annual Report on
Form 10-K of Cortland Bancorp for the year ended December 31, 2009.

/s/ S.R. Snodgrass A.C.
S.R. Snodgrass A.C.

Wexford, PA
March 29, 2010